UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 26, 2006, the Company issued a press release announcing the completion of its previously announced acquisition of four owned and operated television stations from NBC Universal, Inc. (NBCU) for approximately $600 million including adjustment for working capital and certain other amounts. The stations are WNCN in Raleigh, North Carolina, WCMH in Columbus, Ohio, WTVM in Birmingham, Alabama, and WJAR in Providence, Rhode Island. The acquisition was initially financed using existing capacity under the Company’s $1 billion credit facility. A copy of the press release is furnished as Exhibit 99.1.

Historically, NBCU has not accounted for these stations separate from its other television stations, nor has it prepared individual or aggregate financial statements for these stations, and furthermore, has not prepared stand-alone financial statements for its television station group as a whole. Due to the limited financial information maintained for each of the four stations, it is impracticable to prepare the financial statements and other financial information as required by Rule 3-05 of Regulation S-X without unreasonable effort and expense. Accordingly, the financial statements incorporated by reference in this Form 8-K include combined statements of assets acquired and liabilities assumed and statements of revenues and direct operating expenses along with certain footnote information. The omission of the full financial statements and other financial information for the acquired stations would not have a material impact on the reader’s understanding of their financial results, condition or related trends.

Item 9.01	Financial Statements and Exhibits

a)	Financial Statements of Businesses Acquired

(1)	Audited statements of NBC Universal, Inc. (certain television stations), as of and for the year ended December 31, 2005, incorporated by reference to Form 8-K filed June 21, 2006.

(2)	Unaudited Combined Statement of Assets Acquired and Liabilities Assumed and Unaudited Combined Statement of Revenues and Direct Operating Expenses of NBC Universal, Inc. (certain television stations), as of and for the three-month period ended March 31, 2006, incorporated by reference to Form 8-K filed June 21, 2006

b)	Pro Forma Combined Condensed Financial Statements of Media General, Inc., incorporated by reference to Form 8-K filed June 21, 2006

d)	Exhibits

2.1	First Amendment, dated June 26, 2006, to Stock and Asset Purchase Agreement dated as of April 6, 2006, by and among Outlet Broadcasting Inc., NBC Sub (WCMH), LLC, Birmingham Broadcasting (WVTM-TV), Inc., WVTM License Company, NBC WNCN License Company, NBC WCMH License Company, NBC WJAR License Company, NBC Universal, Inc. and Media General, Inc.

99.1	Press Release issued by MEDIA GENERAL, INC., June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date June 27, 2006

/s/ John A. Schauss
John A. Schauss

Vice President - Finance and Chief Financial Officer